                                                         EXHIBIT 3(b)(ii)(B)(ii)

                                FIRST AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                AMONG AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                     HOTCHKIS AND WILEY VARIABLE TRUST AND
                              HOTCHKIS AND WILEY



THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of November 1, 2000, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL") AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), HOTCHKIS AND WILEY VARIABLE TRUST and HOTCHKIS AND WILEY (collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                               WITNESSETH THAT:

WHEREAS, American General Distributors, Inc. ("AGDI") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGSI and AGL;

WHEREAS, AGL and AGDI have entered into a Distribution Agreement, dated November 1, 2000, which sets forth AGDI's duties as distributor of the Contracts and replaces the Distribution Agreement between AGL and AGSI; and

WHEREAS, AGSI desires that AGDI replace AGSI as a party to the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. Effective on the date of the Distribution Agreement between AGL and AGDI, indicated herein, AGDI will replace AGSI as a party to the Agreement. All the duties and responsibilities of AGSI shall become the duties and responsibilities of AGDI.

2. Except as amended hereby, the Agreement and all subsequent Amendments to the Agreement dated as of February 26, 1998 are hereby ratified in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.



AMERICAN GENERAL LIFE INSURANCE COMPANY


     By:  _______________________________


AMERICAN GENERAL DISTRIBUTORS, INC.


     By:  _______________________________


HOTCHKIS AND WILEY VARIABLE TRUST


     By:  _______________________________


HOTCHKIS AND WILEY


     By:  _______________________________

                                       2